Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact:
Patrick R. Stobb
(734) 855-3140

Media Contact:
Manley Ford
(734) 855-2616
TRW Closes Previously Announced Secondary Common Stock Offering by Selling Stockholders
LIVONIA, MICHIGAN, June 4, 2007 — TRW Automotive Holdings Corp. (NYSE: TRW) today announced the closing of its secondary public offering of 11 million shares of its common stock by an affiliate of The Blackstone Group L.P., Automotive Investors L.L.C. ( the “Blackstone Affiliate”), and by certain members of TRW management (the “Offering”). TRW did not receive any proceeds related to the Offering, nor did its total number of shares of common stock outstanding change as a result of the Offering.
Prior to the Offering, TRW was considered a “controlled company” within the meaning of the New York Stock Exchange corporate governance rules due to the majority voting control of 56.4% held by the Blackstone Affiliate. As a result of the Offering, the Blackstone Affiliate’s voting control now stands at approximately 46.4%. Accordingly, TRW has ceased to be a “controlled company” and therefore is required to comply with certain corporate governance requirements, which the Company is permitted to phase-in over the next 12 months.
Banc of America Securities LLC acted as sole book-running manager and sole underwriter for the Offering. The Offering is made only by means of a written prospectus and related prospectus supplement forming a part of an effective registration statement. Copies of the prospectus supplement and the accompanying base prospectus relating to the Offering may be obtained from Banc of America Securities LLC Capital Markets (Prospectus Fulfillment) by email to dg.prospectus_distribution@bofasecurities.com, by mail to Banc of America Securities

LLC, Capital Markets Operations, 100 West 33rd Street, 3rd Floor, New York, NY 10001, or by phone at (800) 294-1322.
The shares were offered pursuant to an effective registration statement that was previously filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.
About TRW
With 2006 sales of $13.1 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, employs approximately 63,800 people in 26 countries. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth in our Report on Form 10-K for the fiscal year ended December 31, 2006 (the “10-K”), and include: production cuts or restructuring by our major customers; work stoppages or other labor issues at the facilities of our customers or suppliers; non-performance by, or insolvency of, our suppliers and customers, which may be exacerbated by recent bankruptcies and other pressures within the automotive industry; the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; interest rate risk arising from our variable rate indebtedness (which constitutes a majority of the company’s indebtedness); loss of market share by domestic vehicle manufacturers; efforts by our customers to consolidate their supply base; severe inflationary pressures impacting the market for commodities; escalating pricing pressures from our customers; our dependence on our largest customers; fluctuations in foreign exchange rates; our substantial leverage; product liability and warranty and recall claims and efforts by customers to alter terms and conditions concerning warranty and recall participation; limitations on flexibility in operating our business contained in our debt agreements; the possibility that our owners’ interests will conflict with ours and other risks and uncertainties set forth under “Risk Factors” in the 10-K and in our other SEC filings. We do not intend or assume any obligation to update any of these forward-looking statements.
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